UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2008

SOLAR THIN FILMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19404	95-4359228
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

25 Highland Blvd., Dix Hills, New York 11746
(Address of principal executive offices)

(516) 417-8454
(Registrant's telephone number, including area code)

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 11, 2008, Solar Thin Films, Inc. (the “Company”) entered into an Exclusive Project Management, Design and Marketing Agreement (the “Project Management Agreement”) with its majority-owned subsidiary Solar Thin Power, Inc. (“Solar Thin Power”). Pursuant to the Project Management Agreement, the Company agreed to exclusively provide project management, design and marketing services to the Subsidiary with respect to any and all solar energy power projects in the territories of Greece and Spain. In connection with the Project Management Agreement, the Company issued a Secured Term Note to Solar Thin Power, Inc. (the “Subsidiary”) in the aggregate principal amount of $2,000,000 (the “Note”). The Note is due on February 11, 2009 and bears interest at the prime rate. The Note is secured by the proceeds of the Company’s investment in CG Solar.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

See Item 1.01 above, which is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not Applicable

(b) Pro Forma Financial Information

Not Applicable

(c) Exhibits

10.11	-	Secured Term Note Dated February 11, 2008
10.12	-	Exclsuive Project Management Designa and Marketing
Agreement Dated February 11, 2008
10.13	-	Security Agreement Dated February 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR THIN FILMS, INC.

Dated: April 17, 2008	/s/ Peter Lewis
Name: Peter Lewis
Title: Chief Executive Officer